Exhibit 99.1

Lument Finance Trust, Inc. Announces Closing of $1 Billion CRE CLO

New York, NY, June 14, 2021/PRNewswire – Lument Finance Trust, Inc. (NYSE: LFT) (“LFT” or the “Company”) today announced the closing of LMNT 2021-FL1, a $1 billion on-balance sheet commercial real estate collateralized loan obligation (“LMNT 2021-FL1” or the “Securitization”). The Company expects to redeem Hunt CRE 2017-FL1 and Hunt CRE 2018-FL2, its two existing CRE CLOs, in conjunction with the transaction.

In connection with the Securitization, an aggregate of approximately $834 million of investment grade-rated notes were issued and sold to institutional investors (the “Offered Notes”) and a consolidated subsidiary of LFT retained subordinate interests in the issuing vehicle of approximately $166 million. The Offered Notes have an initial weighted average spread of approximately 143 basis points over one-month LIBOR, excluding fees and transaction costs.

The Securitization has a 30-month reinvestment period that allows principal proceeds from repayments of the mortgage assets to be reinvested in qualifying replacement mortgage assets, subject to certain conditions. The initial collateral for the Securitization includes approximately $314 million of capacity to acquire additional commercial mortgage loans or participations in such loans for a period of up to 180 days from the closing date.

The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

James Flynn, Chief Executive Officer of LFT, said, “The closing of LMNT 2021-FL1 represents another significant positive milestone in the progression of our business plan at LFT. This transaction allows us to quickly deploy a portion of the proceeds from our recently completed preferred equity offering while also providing us with favorable economic and structural features to allow for continued growth.”

Certain of the Offered Notes were rated by Moody's Investors Service, Inc. and all of the Offered Notes were rated by Kroll Bond Rating Agency, LLC. The Notes are not registered under the Securities Act and may not be offered or sold in the United States absent an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About LFT

LFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments.  The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets. LFT is externally managed and advised by OREC Investment Management, LLC d/b/a Lument Investment Management, a Delaware limited liability company.

Forward Looking Statements

Certain statements included in this press release constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "project," "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and should consider carefully the factors described in Part I, Item IA "Risk Factors" in the Company's annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control.  Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. Additional information concerning these and other risk factors are contained in our 2020 10-K which is available on the SEC's website at www.sec.gov. Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IR Contact:
Charles Duddy
Managing Director
(646) 248-0174 | charles.duddy@lument.com

Media Contact:
Michael Ratliff
Director
(212) 588-2163 | michael.ratliff@lument.com